EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:

Sean O’Connor

Vice President, Finance and Chief Financial Officer

LeCroy Corporation
Tel: 845-425-2000

LeCroy Reports First-Quarter Fiscal 2007 Financial Results

Revenues Slightly Ahead of Previously Announced Expectations;

Company Reports on Catalyst Acquisition Integration

CHESTNUT RIDGE, NY, October 25, 2006 – LeCroy Corporation (NASDAQ: LCRY), a leading supplier of oscilloscopes and serial data test solutions, today announced financial results for its fiscal first quarter ended September 30, 2006.

The highlights of the Company’s year-over-year (“YOY”) financial performance for the first quarter of fiscal 2007 are as follows:

(In millions, except per share data and percentages)	Q1 FY07 GAAP	Q1 FY06 GAAP	Q1 FY07 Pro Forma non-GAAP*	Q1 FY06 Pro Forma non-GAAP*	YOY Change Pro Forma non-GAAP*
Revenue	$37.0	$41.1	$37.0	$41.1	(10%)
Gross Margin	60.0%	60.9%	60.8%	62.0%	(120 basis pts.)
Operating Income	$1.7	$4.3	$3.7	$6.1	(39%)
Operating Margin	4.6%	10.5%	10.0%	14.9%	(490 basis pts.)
Net Income	$0.6	$2.2	$1.9	$3.5	(45%)
Net Income Per Diluted Share	$0.05	$0.18	$0.16	$0.28	(43%)

* A presentation of, and a reconciliation of, pro forma non-GAAP financial measures with the most directly comparable GAAP measures can be found in the financial tables below.

The pro forma non-GAAP results are a supplement to financial statements based on generally accepted accounting principles (“GAAP”). The Company believes this presentation provides investors and LeCroy management with additional insight into its underlying results because of the materiality of certain significant non-cash charges related to LeCroy’s October 29, 2004 acquisition of Computer Access Technology Corporation (“CATC”) and share-based compensation, in each case as compared to LeCroy’s GAAP results for the three-month periods ended September 30, 2006 and 2005. For more information on LeCroy’s use of pro forma non-GAAP results, please refer to the section entitled Use of Non-GAAP Financial Measures below.

Financial Results

LeCroy reported first quarter fiscal 2007 revenue of $37.0 million with GAAP gross margin of 60.0%. For the year-earlier quarter, LeCroy reported revenue of $41.1 million with GAAP gross margin of 60.9%. LeCroy’s GAAP operating margin for the first quarter of fiscal 2007 was 4.6%, and the Company reported net income on a GAAP basis of $609,000, or $0.05 per diluted share. GAAP net income for the first quarter of fiscal 2007 includes the after-tax effects of $1.2 million in share-based compensation charges, and $163,000 for the amortization of intangibles acquired, an ongoing expense. Excluding those items, for the first quarter of fiscal 2007 the Company reported a 10% pro forma non-GAAP operating margin and $1.9 million of pro forma non-GAAP net income, or $0.16 pro forma net income per diluted share.

Comments on the First Quarter

“Our financial results were consistent with the lower top line we anticipated and announced two weeks ago, with actual revenues about $1 million higher than announced at that time,” said President and Chief Executive Officer Tom Reslewic. “Sales were down sequentially and year-over-year, reflecting normal first-quarter seasonality and a significant order slowdown at our top disk drive customer. In addition, we saw a slowdown in customer orders in anticipation of new product launches – particularly the long-awaited 1 GHz and 2 GHz WaveRunner products.”

“Pro forma gross margins were 60.8% this quarter, up from 60.2% in the sequential fourth quarter,” said Reslewic. “This quarter-to-quarter increase despite lower volume reflects a favorable shipment mix towards our protocol products as well as the improved product costs on the 400 MHz and 600 MHz WaveRunners introduced at the beginning of the calendar year.”

“After the close of the first quarter, we completed the strategic acquisition of Catalyst Enterprises, Inc., a leading manufacturer of protocol analyzers for serial data communications,” stated Reslewic. “The transaction reflects LeCroy’s acquisition strategy as Catalyst is a highly complementary business that will further expand our footprint in the protocol analyzer market. All of Catalyst’s employees, except for manufacturing staff, have moved into our Santa Clara facility. The sales and channel transition is progressing on track and soon the product roadmaps of both companies will be fully integrated. We have received very positive feedback from our protocol solutions customers, with many considering standardizing on LeCroy as their single, integrated vendor for protocol equipment.”

“We funded the acquisition with a portion of the net proceeds from our offering of $72 million in convertible senior notes, which we completed earlier this month,” continued Reslewic. “With the proceeds, we paid down the entire term debt we drew for the CATC acquisition, which we had been carrying for eight quarters. We also used approximately $10 million of the proceeds to repurchase 850,000 shares of LeCroy’s common stock. This is in addition to the 188,000 shares we repurchased through August under our first authorization. We also paid 60% of the debt under our revolving credit facility, which we originally drew down to acquire Catalyst, leaving us with approximately $12 million in bank debt under our credit facility.”

“Early in October we launched 15 new products in order to enhance product value and competitiveness across the Company’s entire portfolio,” said Reslewic. “The products range from WaveShape Analysis software solutions, new 1 and 2 GHz oscilloscope models to a variety of additional tools for protocol analysis and serial data test applications. We also launched WaveScan™, an advanced software-driven search and analysis tool, which will enhance the competitiveness of LeCroy’s entire oscilloscope line.”

“Total orders were $33 million and were down 17% sequentially and 21% year-over-year,” said Reslewic. “However, with the exception of significant softness in our disk drive market driven by almost negligible orders from our top data storage account, demand was reasonably solid in the computer, semiconductor and consumer electronics sector for both oscilloscopes and protocol solutions. This sector contributed 32% of total orders compared with 34% in the fourth quarter. PSG contributed an impressive 25% increase in shipments over the previous quarter, driven by PCI Express Gen2 solutions and UWB tracer analyzer products. Orders in the automotive and industrial sector remained strong, at 23% of the total compared with 21% last quarter, mostly due to WaveRunner Xi and WaveSurfer Xs sales. The Seagate/Maxtor merger is still having an effect on the disk drive market, resulting in a decline to 10% of total orders from that market in the first quarter. The remaining first quarter orders were from military and government, 15%, and telecom, 7%, which are about the same totals from last quarter.”

“We continue to see outstanding sales performance in Europe, which contributed approximately 35% of first quarter revenue,” said Relsewic. “It is particularly impressive that the European sales stayed flat sequentially in a traditionally soft quarter in that region. Of all the regions, our European operations have done the best job of aligning all its selling channels with LeCroy’s recently expanded product line. Conversely, we saw weaker performance in both the US and Asian markets partly driven by the slower-than-anticipated establishment of new indirect sales channels to drive sales of our newer products at the low end of the oscilloscope line-up.”

“Weakness from top data storage customers also affected the US market where sales declined 20% sequentially and contributed 29% of the total,” said Reslewic. “Japan, at 14% of total orders, was down 5% from last quarter, also reflecting the slow transition in our distribution channel to new low-end products. Asia-Pacific orders were at 22% of the total, and declined by 30% from a year ago, driven by the combined effect of disk drive softness and effectiveness of low-end distribution channels. Despite the softness in orders and issues with the effectiveness of the low end channels in the US and Asia, oscilloscope unit orders increased by nearly 18% compared to a year ago.”

Financial Guidance and Business Outlook

“In contrast to our first quarter, order activity in the first three weeks of the current quarter has been strong and would indicate meaningful sequential growth in the second quarter,” added Reslewic. “Our sales funnel is at a high level for this time of year and the new WaveRunners and WaveSurfers are gaining traction, as are many of the other products we launched at the same time. While we face continued headwinds given the Seagate/Maxtor effect on the disk drive market, we expect to roll-out additional new products and believe that the demand environment will remain solid throughout fiscal 2007. We also are excited about what is in store for our Protocol Solutions Group, considering the wide acceptance of new standards such as PCI Express Gen2 and UWB.”

“We also expect to intensify our efforts to increase the effectiveness of our indirect channels in the US and Asia markets over the next couple of quarters to ensure that we reach the maximum market potential of our highly competitive WaveRunners, WaveSurfers and WaveJets,” Reslewic stated.

“We are maintaining our previously announced guidance for fiscal year 2007 on an organic basis of revenues between $170 to $180 million and pro-forma non-GAAP operating income in the range of $24 to $27 million,” said Reslewic. “In addition, we are optimistic about the additional contribution of the newly acquired Catalyst business, which we expect to contribute an additional $8 to $10 million in revenues.”

Conference Call Information

LeCroy will broadcast its quarterly conference call for investors live over the Internet today, October 25, 2006 at 10:00 a.m. ET. To access the webcast, visit the “Events Calendar” in the “Investor Relations” portion of the “About LeCroy” section at www.lecroy.com. The call also may be accessed by dialing (800) 289-0436 or

(913) 981-5507 (confirmation code: 3824905). For interested individuals unable to join the live conference call, a webcast replay will be available on the Company's website.

About LeCroy Corporation

LeCroy Corporation is a worldwide leader in serial data test solutions, creating advanced instruments that drive product innovation by quickly measuring, analyzing and verifying complex electronic signals. The Company offers high-performance oscilloscopes, serial data analyzers and global communications protocol test solutions used by design engineers in the computer/semiconductor/consumer electronics, data storage, automotive/industrial, and military/aerospace markets. LeCroy's 40-year heritage of technical innovation is the foundation for its recognized leadership in "WaveShape Analysis" - capturing, viewing and measuring the high-speed signals that drive today's information and communications technologies. LeCroy is headquartered in Chestnut Ridge, New York. Company information is available at http://www.lecroy.com.

Safe Harbor

This release contains forward-looking statements, including those pertaining to expectations regarding: LeCroy’s integration of Catalyst Enterprises and its products offerings and LeCroy’s expansion into the protocol analyzer market; Catalyst’s contributions to LeCroy’s revenues; the strategy to meet growing demand for products in the serial data market; future demand for LeCroy’s products in the computer/semiconductor/consumer electronics, automotive/industrial, disk drive and telecom markets; favorable conditions in the company’s markets and in the demand environment and its confidence in its portfolio of existing and upcoming products; future sales of WaveRunner, WaveSurfer, WaveJet and WaveScan products; the release and acceptance of new products; market conditions and customer acceptance of existing and newly launched products; future sales of LeCroy’s high-end products; the future impact of PCI Express Gen2, UWB and 6Gb SAS standards on LeCroy’s future product sales; LeCroy’s market position; LeCroy’s favorable stage in its product cycle; LeCroy’s product pipeline containing the variety of application tools, PCI Express Gen2 and UWB test offerings and high-performance mid-range scopes and its expectations regarding their introduction in fiscal 2007; LeCroy’s expectations regarding the expansion of its oscilloscope product line; the fiscal 2007 demand environment and LeCroy’s potential for growth in fiscal 2007; the potential for the Catalyst acquisition to accelerate LeCroy’s growth; and LeCroy’s financial guidance for fiscal 2007 revenue and pro forma non-GAAP operating income. There can be no assurance that actual results will not materially differ from expectations. Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties including, without limitation, volume and timing of orders received, changes in the mix of products sold, competitive pricing pressure, the Company’s ability to anticipate changes in the market, the availability and timing of funding for the Company’s current products, the development of future products and the Company’s ability to use intellectual property and protect its patent portfolio. LeCroy undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise. Further information on potential factors that could affect LeCroy Corporation’s business is described in the Company's reports on file with the SEC.

Use of Non-GAAP Financial Measures

Certain disclosures in this press release include "non-GAAP financial measures." A non-GAAP financial measure is defined as a numerical measure of a company's financial performance, financial position or cash flows that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the Consolidated Balance Sheets, Consolidated Statements of Operations or Cash Flows of the Company.

We define pro forma non-GAAP gross profit as gross profit as reported under GAAP less charges for share-based compensation charges included in cost of sales and the amortization of intangible assets acquired. The Company owns other intangible assets, which are amortized in the normal course of business for which the amortization of those assets is not singled out herein as a pro forma adjustment. In addition, depreciation on other depreciable assets acquired from CATC, most notably property and equipment, is not singled out herein as a pro forma adjustment. Pro forma non-GAAP gross margin is computed as pro forma gross profit as a percentage of total revenues. Pro forma non-GAAP gross profit and pro forma non-GAAP gross margin are not substitutes for comparable GAAP measures.

We define pro forma non-GAAP operating income as operating income as reported under GAAP less charges for share-based compensation charges and amortization of intangible assets acquired. Pro forma non-GAAP operating margin is computed as pro forma non-GAAP operating income as a percentage of total revenues. Pro forma non-GAAP operating income and pro forma non-GAAP operating margin are not substitutes for comparable GAAP measures.

We define pro forma non-GAAP net income as net income reported under GAAP less charges for share-based compensation charges and amortization of intangible assets acquired, all net of applicable income taxes, such that the effective tax rate for pro forma non-GAAP net income is approximately 33% and 35%, respectively, our blended statutory rate, for each of the full fiscal 2006 and 2007 years. Pro forma non-GAAP net income is not a substitute for GAAP net income.

We define pro forma non-GAAP net income per diluted common share as pro forma non-GAAP net income divided by the weighted average number of shares outstanding plus the dilutive effect of stock options, warrants and restricted stock on a GAAP basis, as applicable. Pro forma non-GAAP net income per diluted common share is not a substitute for GAAP net income per diluted common share.

Pro forma non-GAAP gross profit, pro forma non-GAAP gross margin, pro forma non-GAAP operating income, pro forma non-GAAP operating margin, pro forma non-GAAP net income and pro forma non-GAAP net income per diluted common share, as we defined them, may differ from similarly named measures used by other entities and, consequently, could be misleading unless all entities calculate and define such non-GAAP measures in the same manner. A presentation of, and a reconciliation of our pro forma non-GAAP financial measures with, the most directly comparable GAAP measures are included in the accompanying financial data.

LeCROY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

Three Months ended September 30,
In thousands, except per share data	2006	2005

Revenues:
Test and measurement products	$ 35,298	$ 39,124
Service and other	1,743	1,934
Total revenues	37,041	41,058

Cost of revenues:
Share-based compensation	35	21
Other costs of revenues	14,788	16,044
	14,823	16,065

Gross profit	22,218	24,993

Operating expenses:
Selling, general and administrative:
Share-based compensation	1,279	904
Other selling, general and administrative expenses	11,567	12,339
	12,846	13,243

Research and development:
Share-based compensation	421	416
Other research and development expenses	7,231	7,008
	7,652	7,424

Total operating expenses	20,498	20,667

Operating income	1,720	4,326

Other expense, net	(789)	(709)
Income before income taxes	931	3,617
Provision for income taxes	322	1,384
Net income	$ 609	$ 2,233

Net income per common share
Basic	$ 0.05	$ 0.18
Diluted	$ 0.05	$ 0.18

Weighted average number of common shares:
Basic	12,217	12,106
Diluted	12,459	12,348

LeCROY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30,	June 30,
In thousands	2006	2006

ASSETS
Current assets:
Cash and cash equivalents	$ 36,480	$ 16,972
Accounts receivable, net	30,592	28,867
Inventories, net	35,101	34,041
Other current assets	13,908	13,237
Total current assets	116,081	93,117

Property and equipment, net	21,205	20,359
Goodwill	78,473	78,473
Other non-current assets	8,957	10,025

TOTAL ASSETS	$ 224,716	$ 201,974

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$ 16,004	$ 19,282
Current portion of debt and capital leases	10,206	13,430
Accrued expenses and other current liabilities	13,011	13,408
Total current liabilities	39,221	46,120

Long-term debt	52,920	24,700
Deferred revenue and other non-current liabilities	1,374	1,451
Total liabilities	93,515	72,271

Stockholders’ equity	131,201	129,703

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 224,716	$ 201,974

LeCROY CORPORATION

RECONCILIATION OF REPORTED GAAP RESULTS

TO PRO FORMA NON-GAAP RESULTS

(UNAUDITED)

Three months ended
	September 30,	September 30,
In thousands	2006	2005

GAAP gross profit, as reported	$ 22,218	$ 24,993

Pro forma non-GAAP adjustments:
Share-based compensation	35	21
Amortization of intangible assets acquired	259	436
Pro forma non-GAAP gross profit	$ 22,512	$ 25,450

Three months ended

	September 30,	September 30,
In thousands	2006	2005

GAAP operating income, as reported	$ 1,720	$ 4,326

Pro forma non-GAAP adjustments:
Share-based compensation	1,735	1,341
Amortization of intangible assets acquired	259	453
Pro forma non-GAAP operating income	$ 3,714	$ 6,120

Three months ended

	September 30,	September 30,
In thousands	2006	2005

GAAP net income, as reported	$ 609	$ 2,233
Pro forma non-GAAP adjustments:
Share-based compensation	1,176	1,004
Amortization of intangible assets acquired	163	280
Pro forma non-GAAP net income	$ 1,948	$ 3,517

Three months ended
	September 30,	September 30,
In thousands, except per share data	2006	2005

Net income per common share
Diluted, as reported	$ 0.05	$ 0.18
Diluted, pro forma non-GAAP	$ 0.16	$ 0.28

Weighted average number of common shares:
Diluted, as reported	12,459	12,348
Diluted, pro forma non-GAAP	12,459	12,348